     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2000
                                                      REGISTRATION NO. 333-
----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             ------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                             ------------------

                              PHONE.COM, INC.
           (Exact Name of Registrant as Specified in Its Charter)
                             ------------------

     DELAWARE                                        94-3219054
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                    Identification No.)

                            800 CHESAPEAKE DRIVE
                       REDWOOD CITY, CALIFORNIA 94063
                                       (650) 562-0200
                     (Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

                        MYABLE, INC. 1999 STOCK PLAN

                         (Full Titles of the Plan)

                               ALAIN ROSSMANN
                    Chairman and Chief Executive Officer
                              Phone.com, Inc.
                            800 Chesapeake Drive
                       Redwood City, California 94063
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPY TO:

                               Kenton J. King
                  Skadden, Arps, Slate, Meagher & Flom LLP
                                 Suite 220
                           525 University Avenue
                        Palo Alto, California 94301
                               (650) 470-4500


                             ------------------


                                  CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                    PROPOSED           PROPOSED
                                                    MAXIMUM            MAXIMUM         AMOUNT OF
  TITLE OF SECURITIES TO BE     AMOUNT TO BE     OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
          REGISTERED             REGISTERED      PER SHARE (1)        PRICE (2)         FEE (2)
----------------------------------------------------------------------------------------------------
 MYABLE, INC. 1999 STOCK PLAN      23,112             $1.29          $29,814.48          $7.87
=====================================================================================================


                                          AGGREGATE REGISTRATION FEE = $7.87

(1) Shares of Phone.com, Inc. common stock par value $0.001 per share are issuable pursuant to the plans at various exercise prices. The prices listed in this column are the highest per share exercise prices and therefore are not the sole basis for determining Proposed Maximum Aggregate Offering Price.

(2) Estimated solely for purposes of calculating the Registration Fee Pursuant to Rule 457(h)(1), under the Securities Act of 1933, as amended (the "Securities Act").

                              ------------------

        In addition pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

        The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                                   PART I

Item 1.        Plan Information*

Item 2.        Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

        The Securities and Exchange Commission (the "SEC") requires us to incorporate by reference certain of our publicly filed documents into this Registration Statement, which means that information included in those documents is considered part of this document. Information that we file with the SEC after the effective date of this Registration Statement will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), until we terminate the effectiveness of this registration statement.

        The following documents filed with the SEC are hereby incorporated by reference:

               (a) All reports we have filed with the SEC pursuant to
Section 13(a) or Section 15(d) of the Exchange Act since June 10, 1999, including:

                      (1) our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000, and our current report on Form 8-K/A filed the SEC on June 28, 2000.

               (b) The Company's Registration Statement on Form S-1 filed with the SEC on October 28, 1999 (No. 333-89879).

               (c) The description of our Common Stock is in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on April 1, 1999 (File No. 000-25687), including any amendments or report filed for the purpose of updating such description.


        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Alan Black, 800 Chesapeake Drive, Redwood City, California 94063, telephone: (650) 562-0200.


Item 4.        Description of the Securities

        Not applicable

Item 5.        Interests of Named Experts and Counsel

        Not applicable.

Item 6.        Indemnification of Directors and Officers

        Our Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. Our By-laws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.        Exemption from Registration Claimed

        Not applicable.

 Item 8.       Exhibits

        See Index to Exhibits.

Item 9.        Undertakings

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on July 5, 2000.

                                       PHONE.COM, INC.


                                       By: /s/ Alan Black
                                           ------------------------
                                       Name:  Alan Black
                                       Title: Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 5, 2000.


         SIGNATURE                               TITLE
         ---------                               -----


    /s/ Alain Rossmann                Chief Executive Officer and Chairman
--------------------------------        (principal executive officer)
        Alain Rossmann


                                      Vice President, Finance and
      /s/ Alan Black                    Administration, Chief Financial
-------------------------------         Officer and Treasurer (principal
          Alan Black                    financial and accounting officer)


     /s/ Roger Evans                          Director
------------------------------
         Roger Evans


   /s/ Charles Parrish                Executive Vice President and Director
------------------------------
       Charles Parrish


    /s/ David Kronfeld                        Director
------------------------------
        David Kronfeld


     /s/ Andrew Verhalen                      Director
------------------------------
         Andrew Verhalen


     /s/ Reed Hundt                           Director
------------------------------
         Reed Hundt

                                 EXHIBIT INDEX

EXHIBIT
NUMBER

 5.1*     Opinion of Skadden, Arps, Slate, Meagher and Flom LLP

23.1*     Consent of Skadden, Arps, Slate, Meagher and Flom LLP
           (included in Exhibit 5.1)

23.2*     Consent of KPMG LLP, independent auditors

23.3*     Consent of Ernst & Young, independent auditors

23.4*     Consent of Ernst & Young LLP, independent auditors

23.5*     Consent of PricewaterhouseCoopers, independent auditors

23.6*     Consent of Ernst & Young LLP, independent auditors

24.1*     Power of Attorney

99.1*     My Able, Inc. 1999 Stock Option Plan


* Filed herewith.